UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36347	11-2464169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Rosecrans Avenue Suite 6300 El Segundo, CA		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 587-1477

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMRK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On July 16, 2021, the Company entered into an Eighth Amendment (the “Eighth Amendment”) to Amended and Restated Uncommitted Credit Agreement with Cooperative Rabobank U.A., New York Branch as Administrative Agent, and various other lenders (the “Credit Agreement.”) As so amended, the Credit Agreement now provides for a $330 million credit facility, consisting of a $280 million base and a $50 million accordion feature. The maturity date of the credit facility is March 25, 2022.

The foregoing description is qualified in its entirety by reference to the Eighth Amendment, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.  The Seventh Amendment to the Amended and Restated Uncommitted Credit Agreement is also attached as Exhibit 10.2 to this Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Eighth Amendment to Amended and Restated Uncommitted Credit Agreement and Amendment to Security Agreement, dated July 16, 2021.
10.2	Seventh Amendment to Amended and Restated Uncommitted Credit Agreement and Amendment to Security Agreement, dated July 7, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2021

A-MARK PRECIOUS METALS, INC.

By:	/s/ Carol Meltzer
Name:	Carol Meltzer
Title:	General Counsel and Secretary